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                                                                    Exhibit 11.1



                         ULTRAK, INC. AND SUBSIDIARIES

                        COMPUTATION OF PER SHARE INCOME

                   FOR THE THREE MONTHS ENDED MARCH 31, 1996

                                  (Unaudited)


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
Computation of Income per Share-Primary:

Net income                                                                   $1,270,044

Less: Dividend requirements on preferred
  stock                                                                         (29,302)
                                                                             ----------

Net income allocable to common stockholders                                  $1,240,742
                                                                             ==========
Weighted average number of common shares
  outstanding during the period                                               7,293,557

Net effect of dilutive stock options and
warrants based on the treasury method using
average market price                                                            342,102
                                                                             ----------
Shares used for computation                                                   7,635,659
                                                                             ==========
Income per share-primary                                                     $      .16
                                                                             ==========
Computation of Income per Share-Assuming Full Dilution:

Net income                                                                   $1,270,044

Less: Dividend requirements on preferred stock                                       --
                                                                             ----------
Net income allocable to common stockholders                                  $1,270,044
                                                                             ==========
Weighted average number of common shares
  outstanding during the period                                               7,293,557

Net effect of dilutive stock options and
warrants based on the treasury method using
the greater of average or ending price                                          437,849

Net effect of preferred stock conversion                                        406,981
                                                                             ----------
Shares used for computation                                                   8,138,387
                                                                             ==========
Income per share-assuming full dilution                                      $      .16
                                                                             ==========
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